Moody National Reit I, Inc. 8-K
EXHIBIT 10.13

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment (“Amendment”) to the Promissory Note (the “Note”) dated May 27, 2010 is hereby entered into by Moody National RI Perimeter REIT JV Member, LLC, a Delaware limited liability company (the “Maker”) and Moody National RI Perimeter TO, LLC, a Delaware limited liability company (the “Payee”), effective as of June 3, 2011.

WHEREAS, the Note has a Maturity Date of May 27, 2011 and Payee and Maker desire to extend the Maturity Date of the Note to May 27, 2012.

NOW, THEREFORE, in exchange for the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Maturity Date of the Note shall be May 27, 2012, and all references to the Maturity Date in the Note shall mean May 27, 2012.

2. As amended hereby, the Agreement shall continue in full force and effect.

3. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

MAKER:

Moody National Perimeter REIT JV Member, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President

PAYEE:

Moody National RI Perimeter TO, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Brett C. Moody, President